EXHIBIT 10.12

AMENDMENT OF AGREEMENT

This Amendment of Agreement (“Amendment”) is entered into as of []November, 2005 (the “Effective Date”) by and between Barak I.T.C.(1995) - the International Telecommunications Corp. Ltd., a company duly organized and existing under the laws of Israel and having its principal place of business at 15 Hamelacha St., Cible Industrial Park, Rosh Ha’Ayin Israel (“Barak”) and Internet Gold-Golden Lines Ltd., a company duly organized and existing under the laws of Israel and having its principal place of business at 1 Alexander Yanai Street, Petach-Tikva, Israel (hereinafter, the “Customer”). Barak and Customer shall be also referred to herein, each, as a “Party” and collectively, as “Parties” to this Amendment.

WHEREAS, The Parties have entered into a certain Capacity Rights of Use Agreement dated 31 July 2003, such agreement to be referred to hereinafter as (the “Agreement’); and

WHEREAS, The Parties have agreed on an Amendment to the Agreement (the “Amendment”), whereby the Customer shall undertake to acquire, and Barak shall undertake to grant, under the terms of the Agreement, a long-term rights of use, in an additional seven (7) STM-1s of capacity on the Med Nautilus Network (hereinafter: “MN”) and whereby the pricing of long-term rights of use of four (4) STM-1s which Customer has undertaken to acquire under the Agreement will be partially adjusted all as detailed herein; and

WHEREAS, The Parties wish to set forth herein the terms of the purchase;

NOW THEREFORE, in consideration of the foregoing, the Parties, intending to be fully legally bound by this Amendment, wish to express their mutual understanding as follows:

1. Unless otherwise defined, capitalized terms used herein shall have the same meaning assigned to such terms in this Agreement.

2. Commercial Terms for Amendment 1 Capacity and the Additional Amendment 1 Capacity

2.1	Upon the execution of this Amendment, Customer hereby undertakes to acquire a long term Right of Use (“ROU”) in the Amendment 1 Capacity, which shall consist of seven (7) STM-1 circuits of capacity routed as detailed in this section (hereinafter: the “Additional Amendment 1 Capacity”). The aforesaid Amendment 1 Capacity is in above and beyond the ROU Capacity which Customer undertook to acquire in accordance with the Agreement.

2.2	In addition, Customer shall activate the remaining four (4) STM-1s of ROU Capacity which it undertook to acquire in the Agreement, under the terms mentioned herein (hereinafter: the “Amendment 1 Capacity”)

2.3	The Amendment 1 Capacity and Additional Amendment 1 Capacity shall be routed as follows: (1) all of the eleven (11) x STM - 1’s of capacity may be routed from Israel to any PoP along MN’s Western European System; (ii) out of the eleven (11) total Amendment 1 Capacity and Additional Amendment 1 Capacity, three (3) of the ROU Circuits may be routed from Israel to New York.

2.4	Customer undertakes to request the activation of the Amendment 1 Capacity and Additional Amendment 1 Capacity according to the following timetable:

(i) one (1) STM-1 shall be activated not later than 30 June 2006;

(ii) one (1) STM-1 shall be activated not later than 31 December 2006;

(iii) one (1) STM-1 shall be activated not later than 31 December 2007;

(iv) [    ]* STM-1 shall be activated not later than 31 December 2008;

(v) [    ]* STM-1 shall be activated not later than 31 December 2009;

(vi) [    ]* STM-1 shall be activated not later than 31 December 2010;

(vii) [    ]* STM-1 shall be activated not later than 31 December 2011;

(viii) [    ]* STM-1 shall be activated not later than 31 December 2012.

(the “Additional Amendment 1 Capacity”)

For the avoidance of doubt Customer may choose to activate any or all of the above capacity before the said dates and Barak shall comply with such activation requests.

2.5	In the event Customer fails to adhere to the time table mentioned above, the relevant Amendment 1 Capacity or Additional Amendment 1 Capacity shall be deemed as activated according to said time table and the relevant charges pursuant to sections 2.6 and 2.7 and 2.8 hereto shall apply.

2.6	Customer undertakes to pay in consideration of ROUs in the Amendment 1 Capacity and in the Additional Amendment 1 Capacity a total sum of [ ]* (in words, [ ]*; hereinafter: the “Consideration”). The Consideration represents a per STM-1 unit price of [ ]* (the “Unit Price”). The Unit Price shall accrue upon the activation of each STM-1 of Amendment 1 Capacity and/or Additional Amendment 1 Capacity. Customer shall be entitled to pay the Unit Price in thirty-six (36) equal monthly installments of [ ]* ([ ]*) for each ROU Circuit, such payments to commence at the activation date of each ROU Circuit.

2.7	Customer undertakes to pay O&M charges in connection of any activated STM-1 of Additional Amendment 1 Capacity in the amount of [ ]* ([ ]*) per annum for each activated STM-1 (the “Annual O&M Charge for the Additional Amendment 1 Capacity”). Notwithstanding the foregoing, subject to the fulfillment by the Customer of all its other obligations in accordance with this Amendment, the O&M Charges shall be deferred for the initial three (3) years following the activation of each ROU Circuit. Thereafter, the O&M Charges with respect to each ROU Circuit of the Amendment 1 Capacity shall be paid as follows:

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

forty eight (48) quarterly installments of [    ]* ([    ]*) for as long as the relevant ROU Circuit is still active (i.e. the Initial Term and/or the Additional Term as defined in section 12.1 and 12.2 of the Agreement), following such date of inactivity the remaining installments (out of the 48) shall be reduced to [    ]*.

provided, however, that (1) Customer shall complete payment of all O&M Charges for the entire period of activation of each of the ROU Circuits no later than 31 December 2023.

2.8	The terms of payment for the O&M charges on the Amendment 1 Capacity shall be the same as those detailed above for the Additional Amendment 1 Capacity, except that the O&M charges per annum for each activated STM-1 of the Amendment 1 Capacity will be as follows:

(i) year 1-3: no payment

(ii) years 4-6: [    ]* ([    ]*) per year of activation for as long as the relevant ROU Circuit is still active (i.e. the initial Term and/or the Additional Term as defined in section 12.1 and 12.2 of the Agreement) (the Annual O&M Charge for the Amendment 1 Capacity for the Initial Period”);

years 7-15: [    ]* ([    ]*) per year of activation for as long as the relevant ROU Circuit is still active (i.e. the Initial Term and/or the Additional Term as defined in section 12.1 and 12.2 of the Agreement);

(iii) the Annual O&M Charge for the Amendment 1 Capacity for the Initial Period with respect to the three (3) year deferral period, which will be paid in forty eight (48) quarterly installments commencing on the fourth year of activation. This amount shall be due regardless of whether the ROU Circuit is provided, however, that (i) Customer shall complete payment of all O&M Charges for the entire period of activation of each of the ROU Circuits no later than 31 December 2023.

2.9	The terms of the Agreement including all its schedules shall fully apply to Amendment 1 Capacity and to the Additional Amendment 1 Capacity, except as explicitly stated otherwise in this Amendment. It is hereby clarified that the ROU Charges and O&M Charges and Activation Dates detailed above with respect to the Amendment 1 Capacity and the Additional Amendment 1 Capacity shall be deemed to have substituted the ROU and O&M Charges and Activation Dates stated in the Agreement with respect to the remaining ROU Capacity under the Agreement. Upon the signing of this Amendment the Customer’s obligations with respect to the acquisition of the remaining ROU Capacity under the Agreement shall replaced by its obligations under this Amendment.

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

For removal of doubt it is hereby clarified that: (i) the term of this Amendment shall be until May 1, 2017, as detailed in Section 12.1 of the Agreement, subject to Customer’s right to extend the Amendment for an additional five (5) years from said date as detailed in Section 12.2 of the Agreement and in accordance with the conditions described in that action; (ii) the terms of section 7 and

*	This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

Schedule 4 of the Agreement shall not apply to the Amendment 1 Capacity and to the Additional Amendment 1 Capacity, in view of the Price Review Cut-Off Date as detailed in said Schedule 4, (iii) all other prices in the Agreement shall remain in affect, and the terms of Section 2.2.4 of the Agreement regarding the pricing of local loops shall apply to the Amendment 1 Capacity and to the Additional Amendment 1 Capacity.

3. No amendments, changes, revisions or discharges of this Amendment or the Agreement, in whole or in part, shall have any force or affect unless set forth in writing and signed by the Parties hereto.

4. The Parties represent that subject to the above, this Amendment constitutes the sole and exclusive understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, arrangements or understandings relating to the subject matter; including but not limited to any bid, tender quotation, offer or proposal, general sales conditions or terms or provisions submitted.

5. With the exception of release statements required by the Israeli and US SEC, to the extent those are required, no press releases or other public statements shall be issued by either Party with respect to this Amendment or to the relations between the Parties in general without the prior written approval of the other Party.

6. This Amendment will be governed by and construed in accordance with the laws of Israel.